                                 AMENDMENT NO. 3

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                   SCHEDULE A

    FUNDS AVAILABLE UNDER                   SEPARATE ACCOUNTS                   POLICIES/CONTRACTS FUNDED BY THE
    THE POLICIES                            UTILIZING SOME OR                         SEPARATE ACCOUNTS
                                            ALL OF THE FUNDS

AIM V.I. Capital Appreciation Fund          Lincoln Life Variable Annuity       - The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund               Account N                          Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                              AN425LL
AIM V.I. International Equity Fund          Lincoln Life Flexible Premium         and state variations thereof
AIM V.I. Value Fund                         Variable Life Account M
                                                                                - The Lincoln National Life Insurance Company:
                                            Lincoln Life Flexible Premium         Flexible Premium Variable Life Insurance
                                            Variable Life Account R               Policy LN605LULN615LULN617LULN680
                                                                                  and state variations thereof

                                                                                - The Lincoln National Life Insurance Company:
                                                                                  Flexible Premium Variable Life Insurance
                                                                                  Policy On the Lives of Two Insureds LN650LL
                                                                                  and state variations thereof

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: 10-14-99
               ----------

                                   AIM VARIABLE INSURANCE FUNDS, INC.

Attest:                            By:
Name: Nancy L.Martin               Name: Robert H. Graham
Title: Assistant Secretary         Title: President


(SEAL)


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

                                   A I M DISTRIBUTORS, INC.


Attest:                            By:
Name: Nancy L. Martin              Name: Michael J. Cemo
Title: Assistant Secretary         Title: President



(SEAL)


                                   THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


Attest:                            By:
Name: Steven M. Kluever            Name: Kelly D. Clevenger
Title: Assistant Vice President    Title: Vice President



(SEAL)


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